EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-163761 and 333-157524 on Form S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 29, 2015, relating to our audit of the financial statements and supplemental schedule of the ESSA Bank & Trust 401(k) Plan, which appears in this Annual Report on Form 11-K of ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2014.

/s/ S. R. Snodgrass, P.C.

Wexford, Pennsylvania
June 29, 2015